UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 7, 2023

MARATHON DIGITAL HOLDINGS, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	001-36555	01-0949984
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

101 NE 3rd Avenue
Fort Lauderdale, FL	33301
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 804-1690

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	MARA	The Nasdaq Capital Market

Item 1.01 Entry Into a Material Definitive Agreement

On September 7, 2023, Marathon Digital Holdings, Inc. (the “Company”) has entered into privately negotiated exchange agreements with certain holders of its 1.00% Convertible Senior Notes due 2026 (the “Notes”) to exchange approximately $417 million aggregate principal amount of the Notes held by such holders (the “Exchanges”) for an aggregate of approximately 26.2 million newly issued shares of Marathon common stock (based upon the per share closing price of the Company's common stock and with 174,798,427 shares issued and outstanding, both as of September 7, 2023), pursuant to an exemption from registration provided in Section 4(a)(2) of the Securities Act of 1933, as amended. Marathon will not receive any cash proceeds from the issuance of the shares of its common stock, and the final number of shares that Marathon will issue will be determined over a number of days. Marathon will also pay investors in cash for accrued and unpaid interest on the exchanged Notes. In certain circumstances during a short period following today’s announcement the transaction size could be reduced or the entire transaction could be canceled.

After completing the Exchanges approximately $331 million aggregate principal amount of the Notes will remain outstanding. The Exchanges could affect the market price of Marathon’s common stock.

Item 3.02 Unregistered Sales of Equity Securities

See Item 1.01 above.

Item 9.01 Exhibits

99.1	Press Release, dated September 8, 2023
99.2	Form of Exchange Agreement
104	Inline XBRL

FORWARD-LOOKING STATEMENTS

This Form 8-K and other reports filed by Registrant from time to time with the Securities and Exchange Commission (collectively, the “Filings”) contain or may contain forward-looking statements and information that are based upon beliefs of, and information currently available to, Registrant’s management as well as estimates and assumptions made by Registrant’s management. When used in the Filings the words “anticipate,” “believe,” “estimate,” “expect,” “future,” “intend,” “plan” or the negative of these terms and similar expressions as they relate to Registrant or Registrant’s management identify forward-looking statements. Such statements reflect the current view of Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to the Registrant’s industry, Registrant’s operations and results of operations and any businesses that may be acquired by Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Although Registrant believes that the expectations reflected in the forward-looking statements are reasonable, Registrant cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, Registrant does not intend to update any of the forward-looking statements to conform these statements to actual results.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: September 8, 2023

MARATHON DIGITAL HOLDINGS, INC.

	By:	/s/ Jolie Kahn
	Name:	Jolie Kahn
	Title:	General Counsel